As filed with the Securities and Exchange Commission on September 28, 2005

Registration Statement No. 333-116982

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Nihon Densan Kabushiki Kaisha

(Exact Name of Registrant as Specified in Its Charter)

NIDEC CORPORATION

(Translation of Registrant’s name into English)

Japan (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification No.)

338 Kuzetonoshiro-cho,

Minami-ku, Kyoto, 601-8205

Japan

(81-75-935-6200)

(Address of Principal Executive Offices)

Nidec Incentive Plan

 (Full Title of the Plan)

Genzo Arakawa

c/o Nidec America Corporation

318 Industrial Lane

Torrington, CT 06790

(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock	24,700 shares	$ 68.63	$ 1,695,161	$ 214.78

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares of Common Stock that may become issuable under the Nidec Incentive Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)

The proposed maximum offering price per unit was derived, pursuant to Rule 457(h), from the price at which an option may be exercised, ¥7,350 per share, translated into dollars based on an exchange rate of ¥107.10 per dollar, the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on June 24, 2004.

(3)

The registration fee was paid in connection with the original filing of the Registration Statement on Form S-8 on June 30, 2004.

EXPLANATORY NOTE

Nidec Corporation (the “Registrant”) hereby files this Post-Effective Amendment No. 1 to Form S-8 to clarify that, pursuant to Rule 416 under the Securities Act, this registration statement also covers additional shares of Common Stock that may become issuable under the Nidec Incentive Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.  This Post-Effective Amendment No.1 to Form S-8 incorporates by reference the contents of the Registrant’s registration statement on Form S-8 (Registration No. 333-116982) filed by the Registrant with the Securities and Exchange Commission on June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kyoto, Japan on September 28, 2005.

NIDEC CORPORATION
By: /s/ Yasunobu Toriyama
Name:	Yasunobu Toriyama
Title:	Executive Vice President, Chief Financial and Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on September 28, 2005.

Signature	Title
* Shigenobu Nagamori	President, Chief Executive Officer and Representative Director
* Hiroshi Kobe	Executive Vice President, Chief Operating Officer and Director
/s/ Yasunobu Toriyama Yasunobu Toriyama	Executive Vice President, Chief Financial and Accounting Officer and Director
Kenji Sawamura	Senior Managing Director
* Yasuo Hamaguchi	Senior Managing Director
Seizaburo Kawaguchi	Managing Director

* Tadaaki Hamada	Managing Director
Seiichi Hattori	Director
* Tetsuo Inoue	Director
Satoru Kaji	Director
* Takashi Iwata	Director
Akira Kagata	Director
Kiyoyoshi Takegami	Director
* Genzo Arakawa	Authorized Representative in the United States
* By: /s/ Yasunobu Toriyama Attorney-in-Fact